UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015 (November 19, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32997	86-0879278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas, 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                               Entry into a Material Definitive Agreement.

On November 5, 2015, MSIP II Buffalo Holdings, LLC (“MSIP”), on behalf of Eureka Hunter Pipeline, LLC (“EHP”), sent that certain letter (the “Demand Letter”) to Triad Hunter, LLC (“Triad”) and Magnum Hunter Resources Corporation (the “Company”) demanding in connection with past due amounts under that certain Amended and Restated Gas Gathering Services Agreement, dated as of March 21, 2012, by and among Triad, EHP and the Company (as amended, the “Gathering Agreement”), adequate assurance of performance of security in the amount of $20.8 million on or before November 10, 2015.  MSIP further advised in the Demand Letter that it would suspend services under and terminate the Gathering Agreement if the Company had not provided the adequate assurance of performance and/or paid in full all amounts past due by November 20, 2015 (the “Deadline”).

In accordance with the Demand Letter, on November 10, 2015, EHP suspended gas gathering services under the Gathering Agreement requiring Triad to temporarily shut-in approximately 40 of Triad’s operated wells located in West Virginia (the “Shut-in Wells”).  The Shut-in Wells were producing approximately 66,000 Mcfe/d of natural gas production (approximately 55,000 Mcfe/d net to Triad).  Upon execution and delivery of the November 2015 Letter Agreement (as defined and described below), on November 19, 2015, EHP lifted the suspension of gas gathering services under the Gathering Agreement, and EHP and Triad collectively began the process of returning all of the Shut-in Wells back to production.  Triad anticipates having all of the Shut-in Wells returned to production and flowing to sales on or before November 21, 2015.

In response to the Demand Letter, North Haven Infrastructure Partners II Buffalo Holdings LLC (f/k/a MSIP) (“NHIP II”) (on its behalf and on behalf of Eureka Hunter Holdings, LLC (“EHH”) and its subsidiaries, including EHP (collectively the “EHH Group”)), Triad and the Company (collectively, the “Parties”) entered into a new letter agreement, dated November 19, 2015 (the “November 2015 Letter Agreement”), in connection with the Demand Letter, pursuant to which the Parties agreed, among other things, to the following:

(1)                                 Triad agreed to, and the Company agreed to cause Triad to, pay EHP an aggregate amount of $5,000,000 in immediately available funds, on the following schedule: (i) $3,000,000 (the “First Payment”) promptly upon execution of the November 2015 Letter Agreement by NHIP II (which payment was made on November 19, 2015), and (ii) $2,000,000 on or before December 4, 2015 (the “Second Payment” and, collectively with the First Payment, the “Payments”);

(2)                                 Triad agreed to pay all amounts then currently owed by Triad to or billed to Triad by EHP (after giving effect to the application of the Payments) under and in accordance with the Gathering Agreement upon the occurrence of (a) any comprehensive recapitalization or restructuring of the Company’s secured and unsecured indebtedness and/or any transaction or series of related transactions involving any business combination pursuant to which a majority of the Company’s equity or core assets are sold, other than under the circumstances described in clause (b) below; or (b) in the event of the commencement of a case under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the date that is no later than 30 days after such filing (the “Petition Date”), to the extent approved by the bankruptcy court (each, a “Liquidity Event”);

(3)                                 The Company and Triad agreed that in the event either entity commences a voluntary case under Chapter 11 of the Bankruptcy Code, the Company and Triad would file a motion seeking, and use commercially reasonable efforts to obtain, on an interim basis as part of the “first day orders” and on a final basis to be entered no later than 30 days following the Petition Date, entry of an order(s) in form and substance reasonably acceptable to NHIP II authorizing the Company and Triad to timely honor as allowed administrative expenses and otherwise perform all their respective obligations arising under the Gathering Agreement in accordance with the Gathering Agreement during the period beginning on the Petition Date and ending on the earlier of (a) the end of the Chapter 11 case, (b) rejection of the Gathering Agreement, and (c) as otherwise agreed to in writing among the Company, Triad, and NHIP II;

(4)                                 EHP agreed to, and NHIP II agreed to instruct the EHH Group to, prior to the Forbearance End Date (as defined below), (a) commencing upon the receipt of the First Payment, forbear (and as immediately as practicable restore service in connection with any prior exercise) from the exercise and/or enforcement of any rights and/or remedies with respect to Triad and the Company under the Gathering Agreement in relation to the payment of any arrearages under the Gathering Agreement including, without limitation, termination, suspense of service and demands for adequate assurance of future performance and pursuing any remedies related thereto under Section 8.4(d)(ii) of that certain Second Amended and Restated Limited Liability Company Agreement of EHH, dated as of October 3, 2014, by and among EHH, MSIP, the Company and other parties thereto (as amended, the “LLC Agreement”); (b) not commence any action at law or in equity or otherwise against Triad or the Company in relation to the payment of any arrearages under the Gathering Agreement; and (c) not commence an involuntary bankruptcy proceeding against Triad or the Company. Section 8.4(d)(ii) of the LLC Agreement permits NHIP II, on behalf of EHH and the other members of the EHH Group, to take any and all actions relating to the exercise and/or enforcement of any rights and/or remedies under any agreement between any member of the EHH Group, on the one hand, and the Company or any of its subsidiaries, including Triad, on the other hand, including the Gathering Agreement;

(5)                                 NHIP II agreed to, prior to the Forbearance End Date, (i) commencing upon the receipt of the First Payment, forbear from the exercise and/or enforcement of any rights and/or remedies with respect to the Company under the LLC Agreement or otherwise, including, without limitation, under Section 8.4(d)(ii) of the LLC Agreement, in respect of any arrearages under the Gathering Agreement, and (ii) not commence any action at law or in equity or otherwise against the Company or Triad in respect of such arrearages, including an involuntary bankruptcy proceeding; and

(6)                                 EHP agreed to, and NHIP II agreed to instruct the EHH Group to, amend the Demand Letter to extend the Deadline until the earlier to occur of (a) December 31, 2015; (b) the date on which the Company and Triad breaches any of its obligations under the November 2015 Letter Agreement; (c) the taking of any action by the Company or Triad that is materially inconsistent with the November 2015 Letter Agreement; (d) upon the filing of a voluntary petition for relief under the Bankruptcy Code by the Company or Triad; (e) upon the latter of an entry of an order for relief entered or 45 days after the filing of an involuntary case under the Bankruptcy Code against the Company or Triad; (f) after the effective date of the November 2015 Letter Agreement, any Default or Event of Default (as defined in the Gathering Agreement) of the Gathering Agreement by the Company or Triad, other than a Default or Event of Default arising from the Company’s or Triad’s failure to pay amounts due under the Gathering Agreement or a Default or Event of Default arising from an involuntary or voluntary bankruptcy filing; and (g) the occurrence of a Liquidity Event (the “Forbearance End Date”).

The foregoing description of the November 2015 Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 10.1.  A copy of the LLC Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 9, 2014.

ITEM 2.03.                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated into this Item 2.03 by reference.

ITEM 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated as of November 19, 2015, by and among North Haven Infrastructure Partners II Buffalo Holdings LLC, Triad Hunter, LLC and Magnum Hunter Resources Corporation.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 20, 2015	By:	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Letter Agreement, dated as of November 19, 2015, by and among North Haven Infrastructure Partners II Buffalo Holdings LLC, Triad Hunter, LLC and Magnum Hunter Resources Corporation.